E CASH, INC.

                        CONDENSED PRO FORMA BALANCE SHEET

                                 MARCH 31, 2006


                                                               E Cash, Inc.
                                                                Formerly
                                                               Avery Sports        E Cash, Inc.       Merger           Consolidated
                                                                 Turf, Inc.        New Jersey        Entries              Total
                                                                 -----------       -----------       -----------       -----------
Current assets                                                   $    46,335       $   100,343       $   (46,335)(1)   $   100,343
Equipment, net                                                                           4,560                               4,560
                                                                                   -----------                         -----------
      Total Assets                                               $    46,335       $   104,903       $   (46,335)      $   104,903
                                                                 ===========       ===========       ===========       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                              $    44,857       $    65,387       $   (44,857)(1)   $    65,387
Shareholders' equity
   Common stock                                                        1,244             1,000            20,000(5)
                                                                                                          (1,000)(4)        21,244
                                                                                                      (4,207,207)(3)
   Additional paid-in capital                                      4,246,207                             (20,000)(2)
                                                                                                           1,000(4)
                                                                                                         (20,000)(5)
   Less: Subscription receivable                                     (20,000)                             20,000(2)
                                                                                                       4,207,207(3)
   Retained earnings (Deficit)                                    (4,225,973)           38,516            (1,478)(1)        18,272
                                                                 -----------       -----------       -----------       -----------
      Total Shareholders' Equity                                       1,478            39,516            (1,478)           39,516
                                                                 -----------       -----------       -----------       -----------


      Total Liabilities and Shareholders'
        Equity                                                   $    46,335       $   104,903       $    46,335       $   104,903
                                                                 ============      ===========       ===========       ===========

Notes
-----

(1) Elimination of assets and liabilities settled at closing
(2) Elimination of subscription receivable
(3) Capitalization of E Cash, Inc. (formerly Avery Sports Turf, Inc.) deficit to extent additional paid-in capital is available
(4) Elimination of E Cash, Inc. New Jersey capital stock exchanged for E Cash, Inc.
(5) Record issuance of shares upon merger

                     CONDENSED PRO FORMA STATEMENT OF INCOME
                        FOR THE YEAR ENDED MARCH 31, 2006


Revenues                                                                $127,338
Expenses                                                                  59,892
                                                                        --------
Income from operations                                                    67,446
Provision for income taxes                                                16,405
                                                                        --------

Net income                                                              $ 51,041
                                                                        ========

Net income per share
                                                                        $   0.09
                                                                        ========